Green Loan Services LLC

c/o SL Green Realty Corp.

One Vanderbilt Avenue

New York, New York 10017

November 9, 2023

BY FEDERAL EXPRESS AND ELECTRONIC MAIL (IF AVAILABLE)

To the Parties listed on Schedule I

RE: Acknowledgment and Assumption of Proposed Special Servicer for the Dumbo Heights Portfolio Whole Loan under Benchmark 2018-B7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-B7

Ladies and Gentlemen:

Reference is made to that certain (i) Pooling and Servicing Agreement, dated as of November 1, 2018, between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer (the “PSA”) and (ii) Amended and Restated Agreement Between Noteholders, dated as of November 27, 2018, by and between Citi Real Estate Funding Inc., in its capacities as Note A-1 Holder, Note A-2 Holder and Note A-3 Holder, Shinhan AIM Real Estate Fund No. 5., in its capacity as Note B-1 Holder and Shinhan AIM Real Estate Fund No. 5-A, in its capacity as Note B-2 Holder, relating to the Dumbo Heights Portfolio Mortgage Loan (the “Co-Lender Agreement”). Capitalized terms used herein but undefined have the meanings given to them in the PSA and Co-Lender Agreement.

Pursuant to Sections 3.22 and 7.02 of the PSA and Section 7 of the Co-Lender Agreement, Green Loan Services LLC (“Green Loan”) hereby agrees with all the other parties to the PSA that Green Loan shall serve as the Special Servicer under, and as defined in the PSA with regard to the Dumbo Heights Portfolio Mortgage Loan. Green Loan hereby acknowledges and agrees that, as of the date hereof (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Dumbo Heights Portfolio Mortgage Loan, but shall have no liability with respect to any act or omission of any predecessor Special Servicer. Green Loan hereby accepts all responsibilities, duties, and liabilities of the Special Servicer with respect to the Dumbo Heights Portfolio Mortgage Loan and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer with respect to the Dumbo Heights Portfolio Mortgage Loan under the PSA from and after the Effective Date.

As of the Effective Date, Green Loan hereby:

(a)
makes the representations and warranties provided for in Section 2.04 of the PSA mutatis mutandis with all references to “Agreement” in Section 2.04 of the PSA to include this Special Servicer Acknowledgment and Assumption (“Acknowledgment”) in addition to the PSA, except that it (i) is a Delaware limited liability company, and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section 2.04(b)(ii);

(b)
certifies that it satisfies all related qualifications set forth in the Co-Lender Agreement relating to the related Serviced Companion Loans; and

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>/<<NUM>>v<<VER>>Error! Unknown document property name.

(c)
represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-Lender Agreement and that all preconditions to the appointment of Green Loan as Special Servicer have been satisfied.

For the sake of clarity, it is understood and agreed that only the Dumbo Heights Portfolio Mortgage Loan and the related Serviced Companion Loans are covered by this Acknowledgment and the special servicing of no other Mortgage Loans are transferring to Green Loan at this time.

[Signature Page Follows]

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>/<<NUM>>v<<VER>>Error! Unknown document property name.

Sincerely,

Green Loan Services LLC,
a Delaware limited liability company

By: /s/ Andrew S. Levine

Name: Andrew S. Levine

Title: Executive Vice President

[Signature Page to Acknowledgment and Assumption of Proposed Special Servicer Benchmark 2018-B7]

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>/<<NUM>>v<<VER>>Error! Unknown document property name.

Schedule I

Depositor

Deutsche Mortgage & Asset Receiving Corporation
1 Columbus Circle
New York, New York 10019
Attention: Lainie Kaye
with copies via email to:
lainie.kaye@db.com, and
cmbs.requests@db.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Anna H. Glick.

Trustee and Certificate Administrator

Wells Fargo Bank, National Association,

c/o Computershare Trust Company, National Association, as Agent
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BMARK 2018-B7

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and

trustadministrationgroup@wellfargo.com

Master Servicer

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

Special Servicer (general) and Outgoing Special Servicer with respect to Dumbo Heights Portfolio Mortgage Loan:

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:
Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

BMARK 2018-B8 – Other Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

E-mail: US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

4 New York Plaza, Floor 21

New York, New York 10004-2413

Attention: SPG Legal

E-mail: US_CMBS_Notice@jpmorgan.com

BMARK 2018-B8 – Other Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street, Suite 700
Building 82, Suite 300

Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head,
Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street
Suite 2900
Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

BMARK 2018-B8 – Other Special Servicer

CWCapital Asset Management LLC
900 19th St NW – 8th Floor

Washington, DC 20006
Attention: Brian Hanson (Benchmark 2018-B8)
Facsimile number: (202) 715-9699
Email: CWCAMnoticesBenchmark2018-B8@cwcapital.com

with a copy to:

CWCapital Asset Management LLC
900 19th St NW – 8th Floor

Washington, DC 20006
Attention: Legal Department

BMARK 2018-B8 – Other Certificate Administrator and Trustee

Wells Fargo Bank, National Association,

c/o Computershare Trust Company, National Association, as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

Benchmark 2018-B8 Mortgage Trust

with a copy to:

Telecopy Number: (410) 715-2380

E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to
trustadministrationgroup@wellsfargo.com

CGCMT 2018-C6 – Other Depositor

388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

CGCMT 2018-C6 – Other Master Servicer:

Wells Fargo Bank, National Association,
Commercial Mortgage Servicing,
Three Wells Fargo,
401 South Tryon Street, 8th Floor
MAC D1050-084
Charlotte, North Carolina 28202
Attention: CGCMT 2018-C6 Asset Manager

Fax number: (704) 715-0036
Email: commercial.servicing@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 South College Street, TW-30, D1053-300
Charlotte, North Carolina 28202-6000
Attention: Commercial Mortgage Servicing Legal Support

Fax number: (704) 383-3663

with a copy to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

CGCMT 2018-C6 – Other Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes
Fax number: (816) 412-9338

CGCMT 2018-C6 – Other Certificate Administrator:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust - CGCMT 2018-C6

Fax number: (212) 816-5527

Email: ratingagencynotice@citi.com

CGCMT 2018-C6 – Other Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: CMBS Trustee – CGCMT 2018-C6

Fax number: (302) 636-4140
Email: cmbstrustee@wilmingtontrust.com

CGCMT 2018-C6 – Other Operating Advisor and Asset Representations Reviewer:

Park Bridge Lender Services LLC
600 Third Avenue, 40th floor
New York, New York 10016
Attention: CGCMT 2018-C6 – Surveillance Manager

with copies sent contemporaneously via email to
cmbs.notices@parkbridgefinancial.com